Exhibit 99.2

                              IEC ELECTRONICS CORP
                           CONSOLIDATED BALANCE SHEET
                          MAR 30, 2007 AND SEP 30, 2006

                                                   Mar 30, 2007    SEP 30, 2006
ASSETS

CURRENT ASSETS
  Cash                                                        0               0
  Accounts Receivable                                 5,244,725       4.940.755
  Inventories                                         3,674,338       5,114.077
  Deferred Income Taxes                                 250,000         250,000
  Other Current Assets                                   71,692         124,271
                                                    -----------     -----------
    Total Current Assets                              9,240,755      10,429,103
                                                    -----------     -----------

  PROPERTY, PLANT & EQUIPMENT                         1,501,162       1,259,729
  PREPAID DEBT ACQUISITION                               22,450          28,889
                                                    -----------     -----------
                                                     10,764,367      11,717,721
                                                    ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Current Portion of Long Term Liabilities            2,338,053       3,764,993
  Accounts Payable                                    3,827,628       3,852,585
  Accrued Payroll and Related Taxes                     409,317         265,450
  Other Accrued Expenses                                411,086         344,125
                                                    -----------     -----------
    Total Current Liabilities                         6,986,084       8,227,153
                                                    -----------     -----------

LONG TERM VENDOR PAYABLE                                  8,666          13,865
LONG TERM DEBT - TERM                                   572,500         385,000
                                                    -----------     -----------
LONG TERM DEBT - TOTAL                                  581,166         398,865

SHAREHOLDER'S EQUITY
   Authorized - 50,000,000 shares
   Outstanding - 8,449,986 shares
  Common stock, par value $.01 per share                 84,500          84,031
  Treasury Stock                                       (223,253)       (223,253)
  Additional Paid-in Capital                         38,679,307      38,601,010
  Retained Earnings                                 (35,343,437)    (35,370,085)
                                                    -----------     -----------
    Total Shareholders' Equity                        3,197,117       3,091,703
                                                    -----------     -----------

                                                     10,764,367      11,717,721
                                                    ===========     ===========
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

                              IEC ELECTRONICS CORP
                        CONSOLIDATED STATEMENT OF INCOME
               FOR QUARTER END & YTD MAR 30, 2007 AND MAR 31, 2006

                                         ACTUAL          PRIOR         ACTUAL          PRIOR
                                        QUARTER         QUARTER          YTD            YTD
                                      MAR 30, 2007    MAR 31, 2006   MAR 30, 2007   MAR 31, 2006
Sales                                  10,898,834      5,579,816     20,144,622      9,186,866
Cost of Sales                           9,369,616      5,148,708     18,407,144      8,237,213
                                      -----------    -----------    -----------    -----------
Gross Profit                            1,529,218        431,108      1,737,478        949,653

Less: Operating Expenses
  Selling & G&A                           783,644        515,585      1,390,828        998,023
  Restructuring                                 0              0              0              0
                                      -----------    -----------    -----------    -----------
Total Operating Expenses                  783,644        515,585      1,390,828        998,023
                                      -----------    -----------    -----------    -----------

Operating Profit                          745,574        (84,477)       346,650        (48,370)


Interest and Financing Expense           (134,229)       (86,822)      (258,579)      (170,874)
Profit (Loss) on Sale of Assets           (33,440)         2,910        (33,440)         2,910
Other Income (Expense)                     25,000              0        (24,983)
                                      -----------    -----------    -----------    -----------
Net Income before Income Taxes            602,905       (168,389)        29,648       (216,334)


  Provision for Income Tax                      0              0         (3,000)             0
                                      -----------    -----------    -----------    -----------

Income from Discontinued Operations             0              0              0              0
                                      -----------    -----------    -----------    -----------
Net Income                                602,905       (168,389)        26,648       (216,334)
                                      ===========    ===========    ===========    ===========
